EXHIBIT 23.1



                [Letterhead Danziger Hochman Partners LLP]





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of On the Go Healthcare, Inc. for the year ended July 31, 2007 and 2006 of our report dated October 15, 2007 included in its Registration Statements on Forms SB-2 (No. 333-140005, 333-135212, 333-131963) and
Form S-8 (No. 333-146816), as amended, relating to the financial statements and financial statement schedules for the year ended July 31, 2007 listed in the accompanying index.



/s/Danziger Hochman Partners LLP
-------------------------------------
Danziger Hochman Partners LLP
Toronto, Canada
October 29, 2007